UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475 Minnetonka, Minnesota	55345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 564-3500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) As previously disclosed in our Form 8-K dated August 15, 2011, our Board of Directors, upon the recommendation of our Corporate Governance and Nominating Committee, elected Kent O. Lillemoe and Howard P. Liszt as directors. Messrs. Lillemoe and Liszt were not appointed to any Committees of the Board at that time. On September 9, 2011, our Board reconstituted its Committees as follows: (1) Gregory T. Barnum (Chair), Kent O. Lillemoe and Howard P. Liszt will serve as members of the Audit Committee, (2) Stephen F. Birke (Chair), Howard P. Liszt and Ozarslan A. Tangun will serve as members of the Compensation Committee, (3) Kent O. Lillemoe (Chair), Stephen F. Birke and Ozarslan A. Tangun will serve as members of the Corporate Governance and Nominating Committee, and (4) Scott W. Koller (Chair), Gregory T. Barnum, Stephen F. Birke and Michael C. Howe will serve as members of the Executive Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 12, 2011

Wireless Ronin Technologies, Inc.

By /s/ Scott N. Ross
      Scott N. Ross
      Senior Vice President, General Counsel and Secretary